SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 20, 1996
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                            THE 87 ACQUISITION CORP.
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               (Exact Name of Registrant as Specified in Charter)


                                    Louisiana
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                 (State or Other Jurisdiction of Incorporation)

                                    2-87709
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                             (Commission File No.)

                                   59-2308161
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                       (IRS Employer Identification No.)

245 Park Avenue, 40th Fl., New York, NY                                 10167
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(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code (212) 692-1852
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Item 1. Changes in Control of Registrant.

     On September 20, 1996 (the "Closing Date"), Mass Media Ltd. ("Buyer"), a British Virgin Islands corporation wholly owned by Dennis Charter, an Australian citizen resident in Indonesia ("Charter"), purchased 501,000 shares of the Registrant's common stock (the "Purchased Shares"), representing 50.1% of the Registrant's total issued and outstanding common stock as of the Closing Date. The Purchased Shares were acquired from Allied Marketing Holding Limited ("AMHL"). The aggregate purchase price for the Purchased Shares was $75,000 (approximately $.15 per share); the funds required by the Buyer were provided by Charter from his personal resources.

     Simultaneous with the acquisition of the Purchased Shares, AMHL was granted an option to put all (but not less than) of the 244,020 additional shares of Registrant's common stock owned by AMHL ("the "Put Shares") to Buyer. The purchase price payable by Buyer in the event of a put will be approximately $.41 per share. The put is exercisable at any time between January 1, 1997 and February 14, 1997 if, on or prior to December 31, 1996, the Registrant does not have both (i) NASDAQ qualified total assets of $4,000,000, and (ii) NASDAQ qualified net worth of at least $2,000,000. AMHL has delivered the Put Shares, and the Buyer has delivered $100,000 (representing the aggregate purchase price payable upon exercise of the put option), into escrow, pending a possible exercise of the put option. If the put option is not exercised for any reason, AMHL has granted to LaSala & Company, Inc. ("LaSala"), a Florida corporation that acted as a finder in the sale of the Purchase Shares to Buyer, the exclusive right to sell the Put Shares at any time and from time to time until June 30, 1997. In exchange for its services in effecting sales of the Put Shares, LaSala will be entitled to receive 25% of the net proceeds of each sale of the Put Shares.

     As a result of the foregoing transaction, Buyer, and indirectly Charter, has obtained control of the Registrant. In connection with such change of control, Brian D. O'Connor and Chung Tze Hien resigned as officers and directors of the Registrant, and Charter, Chess Winter and Wei Lin Chua have been appointed as all of the members of the Registrant's Board of Directors. Additionally, Charter has been appointed President of the Registrant.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     None

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE 87 ACQUISITION CORP.

                                        By:  /s/ Steven A. Saide
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                                             Steven A. Saide,
                                             Secretary

Date:  October 1, 1996

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